Exhibit 99.1

NASDAQ Panel Grants PacificNet’s Request for Continued Listing

BEIJING, CHINA July, 5 2007 /Xinhua-PRNewswire/ -- PacificNet, Inc. (Nasdaq: PACT), a leading provider of gaming technology, e-commerce and Customer Relationship Management (CRM) services in China, announced today that the NASDAQ Listing Qualifications Panel has granted the company’s request for continued listing on The NASDAQ Stock Market, subject to the condition that on or before September 27, 2007, the Company shall re-file a complete Form 10-K for the fiscal year ended December 31, 2006; any required amendments to its Form 10-Q for the quarter ended March 31, 2007, and all required restatements. In addition, the Company shall file its Form 10-K for the fiscal year ended December 31, 2004, and its Form 10-K for the fiscal year ended December 31, 2005, in a form acceptable to the SEC, with appropriate audit opinions.

In support of its decision, the Panel also notes the difficult position that the Company was placed in by the late notification from it’s previous auditor, Clancy & Co., of its resignation, the apparently untimely and incomplete communications from Clancy regarding the concerns about the Company’s stock option grants, and the withdrawal of prior years’ audit opinions by Clancy. Further, in the likely event that Clancy does not reinstate the prior years’ audit opinions, the Company’s new auditor will need substantial time to re-audit those years.

As previously announced, the Company’s prior independent public accountants have withdrawn their audit reports regarding the Company’s financial statements for the years ended December 31, 2005 and 2004. The Company had a hearing with the NASDAQ Listing Qualifications Panel at which time it presented a plan of compliance with respect to the timeline for the re-instatement of audited financial statements for the fiscal years ended December 31, 2005 and 2004, and the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The company is working diligently to meet the above deadlines. As such, PacificNet stock will continue to trade under the ticker symbol “PACT”.

About PacificNet
PacificNet, Inc. (http://www.PacificNet.com) is a leading provider of gaming technology, e-commerce, and Customer Relationship Management (CRM) in China. PacificNet's gaming products are specially designed for Chinese and Asian gamers with focus on integrating localized Chinese and Asian themes and content, advanced graphics, digital sound effects and popular domestic music, with secondary bonus games and jackpots. PacificNet's gaming clients include the leading hotels, casinos, and gaming operators in Macau, Asia, and Europe, while ecommerce and CRM clients include the leading telecom companies, banks, insurance, travel, marketing and business services companies and telecom consumers in Greater China such as China Telecom, China Mobile, Unicom, PCCW, Hutchison Telecom, Bell24, Motorola, Nokia, SONY, TCL, Huawei, American Express, Citibank, HSBC, Bank of China, Bank of East Asia, DBS, TNT, China and Hong Kong government. PacificNet employs about 1,200 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shanghai, Shenzhen, Guangzhou, Macau and Zhuhai China, USA, and the Philippines.

Safe Harbor Statement
This Company's announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the SEC on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, and fluctuations in quarterly and annual operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.

    Contact:
    PacificNet USA office:
    Jacob Lakhany, Tel: +1-605-229-6678

    PacificNet Beijing office:
    Ada Yu, Tel: +86 (10) 59225000
    23rd Floor, Building A, TimeCourt, No.6 Shuguang Xili, Chaoyang District,
    Beijing, China 100028

    PacificNet Shenzhen Office:
    Tel: +86 (10) 33222088
    Room 4203, JinZhongHuan Business Center, Futian District,
    Shenzhen, China  518040